Exhibit 99.1

RAPID7 ANNOUNCES SECOND QUARTER 2015 FINANCIAL RESULTS

Boston, MA – August 18, 2015 – Rapid7, Inc. (NASDAQ: RPD), a leading provider of security data and analytics solutions, today announced its financial results for the second quarter of 2015.

“Our strong second quarter results reflect the increased need for a data and analytics-driven approach to cyber security. As a result we saw significant ongoing customer adoption through the first half of 2015,” said Corey Thomas, president and chief executive officer of Rapid7. “At the same time, recent additions to our product and services portfolios – for example the addition of AppSpider for web application testing and our new Incident Response services – are enabling us to help our customers tackle a broader set of security challenges. We’re excited to extend these customer relationships and help them gain the insight that they need to address their complex security challenges.”

“Our solid second quarter financial results demonstrate the continued momentum in our business, with revenue growing 44% year-over-year on strong customer demand. Our subscription and ratable revenue model provide us with a high degree of recurring revenue and meaningful visibility,” said Steven Gatoff, chief financial officer of Rapid7. “We were pleased to see another quarter of increasing renewal rates in the second quarter and strong deferred revenue growth of 45% as we continue to execute on our growth strategy.”

Second Quarter 2015 Financial Highlights

•	Strong Revenue Growth: Total revenue grew for both products and services, driven by strong customer demand across both enterprise and mid-market customers. For the second quarter of 2015, total revenue was $25.8 million, an increase of 44% year-over-year.

•	Continued Deferred Revenue Growth and High Revenue Visibility: Total deferred revenue at the end of the second quarter was $97.5 million, increasing 45% year-over-year. Approximately 83% of total revenue for the second quarter of 2015 came from deferred revenue as of the beginning of the quarter.

•	Solid Base of Recurring Revenue: 61% of total revenue in the second quarter of 2015 was from subscription-based recurring revenue comprised of content subscriptions, maintenance & support, cloud-based subscriptions, and managed services subscriptions.

•	Growth Across Geographies: For the second quarter of 2015, total revenue from North America increased 43% year-over-year to $22.6 million and comprised 88% of total revenue. Total revenue from international increased 51% year-over-year to $3.2 million and comprised 12% of total revenue for the second quarter of 2015.

•	Continued Increases in Renewal Rates: The renewal rate for the second quarter of 2015, which includes upsells and cross-sells of additional products and services, increased to 115% from 108% in the second quarter of 2014, reflecting increasing customer uptake of existing and new Rapid7 products. The expiring revenue renewal rate, which excludes upsells and cross-sells of additional products and services, also improved to 87% in the second quarter of 2015 from 85% the previous year.

•	Improved Gross Margins in Professional Services: Late 2014 and early 2015 investments in more strategic professional services have already began to yield positive results as professional services margin continued to increase and came in at 19% in the second quarter of 2015 compared to 15% in the second quarter of 2014.

•	Non-GAAP Operating Loss and Loss Per Share: For the second quarter of 2015, GAAP operating loss was $8.6 million and non-GAAP operating loss was $7.1 million. GAAP net loss per share was $2.59 and non-GAAP net loss per share was $0.61 for the second quarter in 2015.

•	Continued Improvements in Operating Cash Flow Leverage: For the second quarter of 2015, cash used in operations was $1.2 million compared to cash used in operations of $2.3 million in the second quarter of 2014.

Recent Business Highlights

Strong Continued Customer Momentum and Growth:

•	Increased market adoption with new customer additions and expanded relationships with existing customers, and ended the second quarter of 2015 with more than 4,150 customers, an increase of 34% year-over-year.

•	Added customers in both the enterprise and mid-market segments, and increased penetration into Fortune 1000 customers, including BJ’s Wholesale Club, Boyd Gaming, Dollar Tree, Fastenal Company, Iowa State University, Johnson Controls, Massachusetts Mutual Life Insurance, Parker Hannifin, Pepco Holdings, Samsung Electronics, and the Smithsonian Institute.

Technology Platform and Product Innovation:

•	Continued investment and innovation in Threat Exposure Management offering:

•	Introduced the ability for customers to assess exposures across mobile devices alongside physical, virtual and cloud assets in the Nexpose product line.

•	Acquired NT OBJECTives, a web and mobile application security testing company, in April 2015, expanding Rapid7’s Threat Exposure Management offerings to further meet the needs of modern business infrastructures. The new web application scanning solution, AppSpider, is now part of the Rapid7 portfolio, enhancing Rapid7’s deep analysis and security testing capabilities to help customers manage risk across web applications and assets.

•	Delivered the first phase of integration of the AppSpider product and the Nexpose product so that customers can integrate data sets for centralized analytics and remediation planning.

•	Named Best Vulnerability Assessment provider by security professionals in the SANS Institute’s Best of 2014 Awards, which were recently announced. Rapid7’s Threat Exposure Management solutions provide information security teams with the capability to assess, prioritize, and more quickly mitigate risk across their environments, from endpoint to the cloud.

•	Continued to build traction with intruder analytics solution, UserInsight:

•	Introduced European hosting option for UserInsight to help organizations meet their regional data hosting compliance requirements. Driven by market demand, UserInsight customers can now choose to host data in Germany, as an alternative to the United States. UserInsight can provide visibility into intruder behavior across an organization’s ecosystem, from the endpoint to the cloud.

•	Introduced the capability in UserInsight to detect phishing attacks as they occur in a network to provide an early warning system for an attack.

•	Continued evolution and global roll-out of Strategic Professional Services

•	Launched Strategic Advisory Services in EMEA to help security executives and teams solve pressing cyber security challenges. The practice helps organizations transform their security programs to be more relevant, actionable, and sustainable through data-driven, risk-based analysis.

•	Also announced that Rapid7 will offer a new global service, Threat Modeling, to help organizations identify potential threats against applications, systems, and infrastructures during their design phase.

Continued Robust Technology Partnerships with Industry Leaders:

•	Further expanded the Rapid7 Partner ecosystem by adding new technology integration partnerships to continue to build synergy and leverage across the IT and security landscape.

•	Expanded Rapid7’s intruder analytics solution, UserInsight, to integrate and consume data from Microsoft Office 365 enhancing the breadth of data collected by the Rapid7 Security Data & Analytics platform. Security teams and incident responders can detect and investigate incidents from the endpoint to the cloud, now including attacks that may impact or originate in Microsoft Office 365.

Third Quarter and Full-Year 2015 Guidance

Rapid7 anticipates total revenue, non-GAAP operating loss, and non-GAAP net loss per share to be in the following ranges:

Third Quarter 2015:

Total revenue	$25.4 to $26.8 million
Operating loss (non-GAAP)	($10.9) to ($9.9) million
Net loss per share (non-GAAP)	($0.38) to ($0.35)

The third quarter net loss per share calculation assumes 33.0 million basic and diluted weighted average common shares outstanding.

Full-Year 2015:

Total revenue	$102 to $105 million
Operating loss (non-GAAP)	($35.4) to ($33.4) million
Net loss per share (non-GAAP)	($1.56) to ($1.48)

The full-year net loss per share calculation assumes 24.6 million basic and diluted weighted average common shares outstanding. Guidance for the third quarter and full-year 2015 does not include any potential impact of any foreign exchange gains or losses.

Non-GAAP guidance excludes estimates for stock-based compensation expense, amortization of intangible assets and acquisition related expenses. A reconciliation of non-GAAP guidance measures to the most comparable GAAP measures is not available on a forward-looking basis. Rapid7 has provided a reconciliation of historical non-GAAP financial measures to the most comparable GAAP measures in the financial statement tables included in this press release.

Conference Call and Webcast Information

Rapid7 will host a conference call today to discuss its results at 5:00 p.m. Eastern Time. The call will be accessible by telephone at 800-755-1805 (domestic) or 212-231-2930 (international). The call will also be available live via webcast on the company’s web site at http://investors.rapid7.com. A telephone replay of the conference call will be available at 800-633-8284 or 402-977-9140 (access code 21772863) until August 21, 2015. A webcast replay will be available at http://investors.rapid7.com.

About Rapid7

Rapid7 is a leading provider of security data and analytics solutions that enable organizations to implement an active, analytics-driven approach to cyber security. We combine our extensive experience in security data and analytics and deep insight into attacker behaviors and techniques to make sense of the wealth of data available to organizations about their IT environments and users. Our solutions empower organizations to prevent attacks by providing visibility into vulnerabilities and to rapidly detect compromises, respond to breaches, and correct the underlying causes of attacks. Rapid7 is trusted by more than 4,150 organizations across 90 countries, including 34% of the Fortune 1000. To learn more about Rapid7 or get involved in our threat research, visit www.rapid7.com.

Non-GAAP Financial Measures

Rapid7 believes that the use of non-GAAP gross profit, non-GAAP operating loss and non-GAAP net loss is helpful to our investors. These measures, which we refer to as our non-GAAP financial measures, are not prepared in accordance with GAAP.

For the three and six months ended June 30, 2015 and 2014, non-GAAP gross profit, non-GAAP operating loss and non-GAAP net loss excluded stock-based compensation expense, amortization of intangible assets and acquisition related expenses.

Because of varying available valuation methodologies, subjective assumptions and the variety of equity instruments that can impact a company’s non-cash expense, Rapid7 believes that providing non-GAAP financial measures that exclude stock-based compensation expense allow for more meaningful comparisons between our operating results from period to period. Rapid7 also believes that excluding the impact of amortization of intangible assets allows for more meaningful comparisons between operating results from period to period as the intangible assets are valued at the time of acquisition and are amortized over a period of several years after the acquisition. Rapid7 also believes that excluding the impact of the costs directly related to acquisitions allows for a more meaningful comparison between operating results from period to period, as these costs are unrelated to the current operations and neither comparable to the prior period nor predictive of future results. Each of our non-GAAP financial measures is an important tool for financial and operational decision making and for evaluating our own operating results over different periods of time. The non-GAAP financial data are not measures of our financial performance under GAAP and should not be considered as alternatives to gross profit, operating loss, net loss or any other performance measures derived in accordance with GAAP. Non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in our industry, as other companies in our industry may calculate non-GAAP financial results differently, particularly related to non-recurring, unusual items. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact on our reported financial results. Further, stock-based compensation expense has been, and will continue to be for the foreseeable future, a significant recurring expense in our business and an important part of the compensation provided to our employees. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. Rapid7 urges investors to review the reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures included below, and not to rely on any single financial measure to evaluate our business.

Cautionary Language Concerning Forward-Looking Statements

This press release includes forward-looking statements. All statements contained in this press release other than statements of historical facts, including, without limitation, statements regarding our future financial and business performance for the third quarter and full-year 2015, technical innovations, market opportunity and plans and objectives for future operations, are forward-looking statements. The words “anticipate,” believe,” “continue,” “estimate,” “expect,” “intend,” “may,” “will” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to a number of risks and uncertainties, including, without limitation, risks related to our rapid growth and ability to sustain our revenue growth rate, the ability of our products and professional services to correctly detect vulnerabilities, competition in the markets in which we operate, market growth, our ability to innovate and manage our growth, our ability to operate in compliance with applicable laws and the risks and uncertainties set forth in the “Risk Factors” section of our prospectus filed pursuant to Rule 424(b)(4) under the Securities Act of 1933, as amended, on July 17, 2015, and subsequent reports that we file with the Securities and Exchange Commission. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, we cannot guarantee future results, levels of activity, performance, achievements or events and circumstances reflected in the forward-looking statements will occur. We are under no duty to update any of these forward-looking statements after the date of this press release to conform these statements to actual results or revised expectations, except as required by law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this press release.

Contact:

Rapid7 Investor Relations

857-415-4419

investors@rapid7.com

Rapid7, Inc.

Consolidated Balance Sheets

(Unaudited, in thousands)

	June 30, 2015	June 30, 2015 Pro Forma	December 31, 2014
Assets
Current assets:
Cash	$27,000	$140,921	$36,823
Accounts receivable, net	26,363	26,363	25,412
Prepaid expenses and other current assets	6,297	4,161	4,209

Total current assets	59,660	171,445	66,444

Property and equipment, net	7,607	7,607	7,922
Goodwill	15,758	15,758	11,265
Intangible assets, net	2,767	2,767	1,156
Other assets	682	682	179

Total assets	$86,474	$198,259	$86,966

Liabilities, Redeemable Convertible Preferred Stock and Stockholders’ Deficit
Current liabilities:
Accounts payable	2,990	2,990	3,536
Accrued expenses	12,765	12,155	11,907
Deferred revenue, current portion	66,040	66,040	58,164
Term loan payable, net of unamortized debt discount	3,976	3,976	—
Other current liabilities	991	991	642

Total current liabilities	86,762	86,152	74,249

Deferred revenue, non-current portion	31,471	31,471	26,892
Term loan payable, net of unamortized debt discount	13,172	13,172	16,871
Other long-term liabilities	5,050	5,050	4,218

Total liabilities	136,455	135,845	122,230
Commitments and contingencies
Redeemable convertible preferred stock:
Series A redeemable convertible preferred stock	83,200	—	68,892
Series B redeemable convertible preferred stock	6,854	—	5,681
Series C redeemable convertible preferred stock	91,215	—	80,286
Series D redeemable convertible preferred stock	65,390	—	56,739

Stockholders’ deficit:
Common stock	132	392	126
Additional paid-in-capital	—	372,955	—
Accumulated deficit	(293,246)	(307,407)	(243,462)
Treasury stock	(3,526)	(3,526)	(3,526)

Total stockholders’ deficit	(296,640)	62,414	(246,862)

Total liabilities, redeemable convertible preferred stock and stockholders’ deficit	$86,474	$198,259	$86,966

Note: The unaudited pro forma balance sheet as of June 30, 2015 has been provided to reflect the pro forma effect of Rapid7, Inc.’s (the “Company”) initial public offering (the “IPO”), which occurred in July 2015, and assumes the following: (i) the conversion of the Company’s redeemable convertible preferred stock into common stock and related beneficial conversion charge of $14.2 million associated with the conversion of the Series D preferred stock into common stock, (ii) net proceeds from the IPO of $107.4 million after deducting the underwriting discount and estimated offering expenses, and (iii) net proceeds from the private placement issuance of $5.0 million that occurred concurrently with the IPO.

Rapid7, Inc.

Consolidated Statements of Operations

(Unaudited, in thousands, except share and per share data)

	Three Months Ended		Six Months Ended
	June 30, 2015	June 30, 2014	June 30, 2015	June 30, 2014
Revenue:
Products	$14,639	$11,013	$28,284	$21,628
Maintenance and support	6,253	4,474	12,052	8,619
Professional services	4,898	2,393	9,025	4,369

Total revenue	25,790	17,880	49,361	34,616
Cost of revenue:
Products	1,339	1,022	2,885	2,261
Maintenance and support	1,412	1,152	2,622	2,140
Professional services	3,976	2,036	7,712	3,667

Total cost of revenue	6,727	4,210	13,219	8,068

Total gross profit	19,063	13,670	36,142	26,548

Operating expenses:
Research and development	8,131	6,328	14,545	12,448
Sales and marketing	14,457	11,561	27,687	22,565
General and administrative	5,048	3,174	9,101	6,656

Total operating expenses	27,636	21,063	51,333	41,669

Loss from operations	(8,573)	(7,393)	(15,191)	(15,121)
Other income (expense), net:
Interest income (expense), net	(737)	(703)	(1,422)	(1,398)
Other income (expense), net	163	4	(142)	45

Loss before income taxes	(9,147)	(8,092)	(16,755)	(16,474)
Provision for income taxes	97	95	171	191

Net loss	(9,244)	(8,187)	(16,926)	(16,665)
Accretion of preferred stock to redemption value	(23,788)	(15,464)	(35,061)	(27,642)

Net loss attributable to common stockholders, basic and diluted	$(33,032)	$(23,651)	$(51,987)	$(44,307)

Net loss per share attributable to common stockholders, basic and diluted	$(2.59)	$(1.85)	$(4.10)	$(3.48)

Weighted-average common shares outstanding, basic and diluted	12,745,051	12,762,938	12,693,900	12,740,052

Pro forma net loss per share attributable to common stockholders, basic and diluted	$(0.60)		$(0.80)

Pro forma weighted-average common shares outstanding, basic and diluted	38,797,656		38,746,505

Note: The unaudited pro forma net loss per share for the three and six months ended June 30, 2015 has been provided to reflect the pro forma effect of the Company’s IPO, which occurred in July 2015, and assumes the following: (i) the conversion of all outstanding shares of the Company’s redeemable convertible preferred stock into an aggregate of 18,322,605 shares of common stock as of the beginning of the period and (ii) the sale and issuance of 7,730,000 shares of common stock as of the beginning of the period. The amount recorded to reflect the beneficial conversion charge of $14.2 million associated with the conversion of the Company’s Series D preferred stock into common stock has been included and the amounts recorded to reflect the accretion of redeemable convertible preferred stock to redemption value has been added back to arrive at pro form net loss attributable to common stockholders.

Rapid7, Inc.

Consolidated Statements of Cash Flows

(unaudited, in thousands)

	Six Months Ended
	June 30, 2015	June 30, 2014
Cash flows from operating activities:
Net loss	$(16,926)	$(16,665)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation and amortization	2,361	2,024
Amortization of debt discount	276	276
Non-cash interest expense	51	—
Stock-based compensation expense	1,406	1,159
Provision for doubtful accounts	376	258
Foreign currency remeasurement loss	53	—
Change in operating assets and liabilities:
Accounts receivable	(840)	1,433
Prepaid expenses and other assets	(1,067)	(1,008)
Accounts payable	(1,368)	(1,181)
Accrued expenses	(1,082)	(532)
Deferred revenue	12,425	7,533
Contingent consideration	—	46
Other liabilities	82	2,233

Net cash used in operating activities	(4,253)	(4,424)

Cash flows from investing activities:
Business acquisitions, net of cash acquired	(3,344)	—
Purchases of property and equipment	(1,195)	(5,890)

Net cash used in investing activities	(4,539)	(5,890)

Cash flows from financing activities
Payments of initial public offering costs	(1,526)	—
Payments of capital lease obligations	(123)	(133)
Payments of contingent consideration related to business acquisitions	—	(750)
Proceeds from stock option exercises	705	80

Net cash used in financing activities	(944)	(803)

Effects of exchange rates on cash	(87)	3

Net decrease in cash	(9,823)	(11,114)
Cash, beginning of period	36,823	20,612

Cash, end of period	$27,000	$9,498

Rapid7, Inc.

GAAP to Non-GAAP Reconciliation

(unaudited, in thousands, except share and per share data)

	Three Months Ended		Six Months Ended
	June 30, 2015	June 30, 2014	June 30, 2015	June 30, 2014
Total gross profit (GAAP)	$19,063	$13,670	$36,142	$26,548
Plus: Stock-based compensation expense[1]	52	47	101	86
Plus: Amortization of intangible assets[2]	276	217	479	434

Total gross profit (non-GAAP)	$19,391	$13,934	$36,722	$27,068

Gross margin (non-GAAP)	75%	78%	74%	78%

Loss from operations (GAAP)	$(8,573)	$(7,393)	$(15,191)	$(15,121)
Plus: Stock-based compensation expense[1]	831	631	1,406	1,159
Plus: Amortization of intangible assets[2]	276	217	479	434
Plus: Acquisition related expenses[3]	360	—	416	—

Loss from operations (non-GAAP)	$(7,106)	$(6,545)	$(12,890)	$(13,528)

Net loss attributable to common stockholders (GAAP)	$(33,032)	$(23,651)	$(51,987)	$(44,307)
Plus: Accretion of preferred stock to redemption value	23,788	15,464	35,061	27,642

Net loss (GAAP)	(9,244)	(8,187)	(16,926)	(16,665)
Plus: Stock-based compensation expense[1]	831	631	1,406	1,159
Plus: Amortization of intangible assets[2]	276	217	479	434
Plus: Acquisition related expenses[3]	360	—	416	—

Net loss (non-GAAP)	$(7,777)	$(7,339)	$(14,625)	$(15,072)

Net loss per share, basic and diluted (non-GAAP)	$(0.61)	$(0.58)	$(1.15)	$(1.18)

Weighted average shares used in GAAP and non-GAAP net loss per share, basic and diluted	12,745,051	12,762,938	12,693,900	12,740,052

[1] Includes stock-based compensation expense as follows:

Cost of revenue	$52	$47	$101	$86
Research and development	266	122	410	242
Sales and marketing	195	197	310	316
General and administrative	318	265	585	515

[2] Includes amortization of intangible assets as follows:

Cost of revenue	$276	$217	$479	$434

[3] Includes acquisition related expenses as follows:

General and administrative	$360	$—	$416	$—